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                                                                    EXHIBIT 21.1
                                                                    ------------

                           SUBSIDIARIES OF THE COMPANY


                                                                                             Name Under Which
      Subsidiary                               Jurisdiction of Incorporation                 They Do Business
      ----------                               -----------------------------                 ----------------

Staples Security Corporation                        Massachusetts                                  Same

Staples Trust Company                               Massachusetts                                  Same

Staples Contract & Commercial, Inc.                 Delaware                                       Same

SOM Hagerstown, Inc.                                Delaware                                       Same

Staples Insurance Agency, Inc.                      Delaware                                       Same

Staples International, Inc.                         Delaware                                       Same

Staples of Maryland, LLC                            Delaware                                       Same

Staples the Office Superstore, Inc.                 Delaware                                       Same

Staples the Office Superstore East, Inc.            Delaware                                       Same

Staples Connecticut, Inc.                           Connecticut                                    Same

Staples NRO Limited                                 Ontario, Canada                                Same

Staples NRO(2) Limited                              Ontario, Canada                                Same

Staples NRO(3) Limited                              Ontario, Canada                                Same

Staples NRO(4) Limited                              Ontario, Canada                                Same

Staples NRO(5) Limited                              Ontario, Canada                                Same

The Business Depot, Ltd.                            Ontario, Canada                         The Business Depot
                                                                                      Staples The Office Superstore
                                                                                              Bureau en Gross

MAXI-Papier-Markt GmbH                              Germany                                        Same

Staples (Europe) Limited                            England                                        Same

Staples (UK) Limited                                England                                        Same

Staples UK (Partnership)                            England                                        Same


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